Exhibit 5.1

+1 202.942.5000
+1 202.942.5999 Fax

601 Massachusetts Ave., NW
Washington, DC 20001-3743

October 25, 2016

ArQule, Inc.

One Wall Street

Burlington, MA 01803

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the filing of a prospectus supplement, dated October 25, 2016 (the “Prospectus Supplement”), to a Registration Statement on Form S-3, File No. 333-213456 (the “Registration Statement”) to be filed by ArQule, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the sale of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), up to an aggregate offering amount of $30,000,000, pursuant to the Capital on Demand™ Sales Agreement (the “Sales Agreement”), dated October 25, 2016 by and between the Company and JonesTrading Institutional Services LLC. The Shares are to be sold pursuant to the Prospectus Supplement and the base prospectus included in the Registration Statement, dated October 5, 2016 (together with the Prospectus Supplement, the “Prospectus”). The Sales Agreement is being filed as an exhibit to a Current Report on Form 8-K and will be incorporated by reference into the Registration Statement.

As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon written actions by the board of directors of the Company and certificates of certain officers of the Company and have assumed, without independent inquiry, the accuracy of those certificates and written actions by the board of directors of the Company.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares. As counsel to the Company, in rendering the opinions hereinafter expressed, we have examined and relied upon originals or copies of such corporate records, agreements, documents and instruments as we have deemed necessary or advisable for purposes of this opinion, including (i) the restated certificate of incorporation and amended and restated bylaws of the Company, (ii) the Registration Statement and the exhibits thereto filed with the Commission, (iii) the Prospectus, (iv) the Sales Agreement, (v) the written actions of the board of directors referenced above, and (vi) such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

ArQule, Inc.

October 25, 2016

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the Federal laws of the United States.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Sales Agreement, the Shares will be validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Arnold & Porter LLP
Arnold & Porter LLP